Exhibit 99.3
RESTRICTED STOCK AGREEMENT
SURMODICS, INC.
2003 EQUITY INCENTIVE PLAN
     THIS AGREEMENT is made effective as of this       day of                     ,                     , by and between SurModics, Inc., a Minnesota corporation (the “Company”), and                                          (the “Participant”).
W I T N E S S E T H:
     WHEREAS, the Participant is, on the date hereof, a key employee, officer, director of or a consultant or advisor to of the Company or of a subsidiary of the Company; and
     WHEREAS, the Company wishes to grant a restricted stock award to the Participant for shares of the Company’s Common Stock pursuant to the Company’s 2003 Equity Incentive Plan (the “Plan”); and
     WHEREAS, the Administrator of the Plan has authorized the grant of a restricted stock award to the Participant;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
     1. Grant of Restricted Stock Award. The Company hereby grants to the Participant on the date set forth above a restricted stock award (the “Award”) for                      (                    ) shares of Common Stock on the terms and conditions set forth herein, which shares are subject to adjustment pursuant to Section 14 of the Plan. The Company shall cause to be issued one or more stock certificates representing such shares of Common Stock in the Participant’s name, and shall hold each such certificate until such time as the risk of forfeiture and other transfer restrictions set forth in this Agreement have lapsed with respect to the shares represented by the certificate. The Company may also place a legend on such certificates describing the risks of forfeiture and other transfer restrictions set forth in this Agreement providing for the cancellation of such certificates if the shares of Common Stock are forfeited as provided in Section 2 below. Until such risks of forfeiture have lapsed or the shares subject to this Award have been forfeited pursuant to Section 2 below, the Participant shall be entitled to vote the shares represented by such stock certificates and shall receive all dividends attributable to such shares, but the Participant shall not have any other rights as a shareholder with respect to such shares.
     2. Vesting of Restricted Stock. The shares of Stock subject to this Award shall remain forfeitable until the risks of forfeiture lapse according to the following vesting schedule:

Vesting Date	Cumulative Percentage
of Shares
          b. If the Participant’s employment with the Company (or a subsidiary of the Company) ceases at any time prior to a Vesting Date for any reason, including the Participant’s voluntary resignation or retirement, the Participant shall immediately forfeit all shares of Stock subject to this Award which have not yet vested and for which the risks of forfeiture have not lapsed; provided, however, that if the Administrator delays the vesting of any such shares of Stock pursuant to Paragraph 3(j), the Participant shall not forfeit any shares of Stock that otherwise would have vested pursuant to the schedule set forth above prior to the termination of Participant’s employment had such vesting not been so delayed.
     3. General Provisions.
          a. Employment or Other Relationship. This Agreement shall not confer on the Participant any right with respect to continuance of employment or other relationship by the Company, nor will it interfere in any way with the right of the Company to terminate such employment or relationship.
          b. Mergers, Recapitalizations, Stock Splits, Etc. Except as otherwise specifically provided in any employment, change of control, severance or similar agreement executed by the Participant and the Company, pursuant and subject to Section 14 of the Plan, certain changes in the number or character of the shares of Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend, or otherwise) shall result in an adjustment, reduction, or enlargement, as appropriate, in the number of shares subject to this Award. Any additional shares that are credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.
          c. Shares Reserved. The Company shall at all times during the term of this Award reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.
          d. Withholding Taxes. To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to the Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law prior to the transfer of any certificates for the shares of Stock subject to this Award. Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part, by delivering shares of Common

Stock received pursuant to this Award having a Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law, equal to the minimum amount required to be withheld for tax purposes. Participant’s request to deliver shares for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Participant’s request shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, of the General Rules and Regulations under the Securities and Exchange Act of 1934, if applicable.
          e. 2003 Equity Incentive Plan. The Award evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to the Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. All defined terms of the Plan shall have the same meaning when used in this Agreement. The Plan governs this Award and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.
          f. Lockup Period Limitation. Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of this Award or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).
          g. Stock Legend. The Administrator may require that the certificates for any shares of Common Stock purchased by Participant (or, in the case of death, Participant’s successors) shall bear an appropriate legend to reflect the restrictions of Paragraph 3(f) of this Agreement; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable Paragraph 3(f).
          h. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and of the Participant and any successor or successors of the Participant.
          i. Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys’ fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.
          j. Delay of Payment for Section 162(m). In the event the Administrator reasonably anticipates that the Company’s income tax deduction with respect to the vesting of any shares of Stock subject to this Award would be limited or eliminated by Code Section 162(m), the Administrator may, subject to such terms and conditions as determined by the Administrator, delay the vesting of all or a portion of such shares of Stock until the earlier of (i) the date at which the Administrator reasonably anticipates that the corresponding income tax deduction will not be so limited or eliminated, and (ii) the calendar year of the Participant’s separation from service, as such term is defined in Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder. In the event of such delay, this Award shall not terminate until the delayed vesting of such shares of Stock has occurred.
          k Delay in Payment for Specified Employee. In the event this Award is subject to Code Section 409A and the Administrator determines that the Participant is a “specified employee” within the meaning of Code Section 409A, then the issuance of any shares of Stock due to the Participant’s separation from service shall not be issued earlier than the date that is six months after such separation from service, but shall be issued during the calendar year following the year in which the Participant’s separation from service occurs and within thirty (30) days after the earliest possible date permitted under Code Section 409A.
     ACCORDINGLY, the parties hereto have caused this Agreement to be executed on the day and year first above written.

SURMODICS, INC.
By:

Its:

Participant